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                                 EXHIBIT (4)(f)

                  FORM OF SURRENDER CHARGE MODIFICATION RIDER
                               (LIQUIDITY RIDER)

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WESTERN RESERVE LIFE                                      Administrative Office:
ASSURANCE CO. OF OHIO                                    4333 Edgewood Road N.E.
A Stock Company                                         Cedar Rapids, Iowa 52499
(Hereafter called the Company, We, Our or Us)                     (319) 398-8511
Home Office: Columbus, Ohio

                       SURRENDER CHARGE MODIFICATION RIDER

We issued this rider as a part of the policy to which it is attached.

The following language replaces the Surrender Charges provision in Section 6 of Your policy:

SURRENDER CHARGES

Amounts withdrawn in excess of the surrender charge-free amount specified herein are subject to a surrender charge. The amount of this charge, if any, will be a percentage, as shown in the table below, of the amount of premium withdrawn:

Number of Years
 Since Premium     Percentage of
 Payment Date     Premium Withdrawn
---------------   -----------------
         0-1            8.5%
         1-2              8%
         2-3              7%
         3-4              6%
   5 or more              0%

For Surrender Charge purposes, all earnings are considered to be withdrawn first. After all earnings are withdrawn then the oldest premium payment is the first premium payment considered to be withdrawn. If the amount withdrawn exceeds this, the next oldest premium payment is considered to be withdrawn, and so on until the most recent premium payments are deemed to be withdrawn (the procedure being applied to Withdrawals of premium is a "First-in, First-Out" or FIFO procedure).

For surrender charge purposes, all earnings are considered to be withdrawn first. After all earnings are withdrawn then the oldest premium payment is the first premium payment considered to be withdrawn. If the amount withdrawn exceeds the earnings plus the oldest premium payment, the next oldest premium payment is considered to be withdrawn, and so on until the most recent premium payments are deemed to be withdrawn (the procedure being applied to Partial Withdrawals of premium is a "First-In, First-Out" or FIFO procedure).

                        Signed for Us at our Home Office.

         /s/ William H. Geiger                     /s/ Jerome C. Vahl
       -------------------------               -------------------------
               SECRETARY                               PRESIDENT